Exhibit 10.5

AMENDMENT NO. 1
TO
SOVOS BRANDS LIMITED PARTNERSHIP
2017 EQUITY INCENTIVE PLAN

This AMENDMENT NO. 1, dated as of 2/10/2021 (this “Amendment”), to that certain Sovos Brands Limited Partnership 2017 Equity Incentive Plan (the “Plan”).

W I T N E S S E T H:

WHEREAS, SOVOS BRANDS GP LLC (the “Board”) desires to amend the Plan pursuant to Section 6.1 of the Plan.

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.            Defined Terms. Capitalized terms used herein, but not defined herein, have the respective meanings ascribed thereto in the Plan.

2.            Amendment.

(a)               Section 2.1 of the Plan shall be, and hereby is, replaced with the following:

“83,614 Incentive Units are reserved for issuance under the Plan in accordance with the terms of the Partnership Agreement. Any Incentive Units that for any reason are cancelled, forfeited, or acquired by the Partnership (pursuant to a call, redemption or other right) either (i) for no consideration or (ii) on or prior to January 5, 2021 shall again be available for issuance under the Plan.”

3.          Reference to and Effect on the Plan. Except as specifically amended herein, the Plan shall remain in full force and effect and is hereby ratified and confirmed. All references in the Plan to the “Plan” shall mean the Plan as amended by this Amendment.

4.             Effectiveness. This Amendment shall become effective as of the date set forth above.